EXHIBIT 21        SUBSIDIARY INFORMATION

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                           SUBSIDIARIES OF REGISTRANT


1.       Republic Security Bank, a State Chartered Commercial Bank.

2.       Republic Brokerage Corporation, a Florida corporation.

3.       Republic Security Insurance Agency.